SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 11, 2016

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor,

Chengshi Xin Yong She, Tiyu Road,

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China

467000

(Address of principal executive offices and zip code)

+86-3752882999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 29, 2016, Hongli Clean EnergyTechnologies Corp. (the “Company”) filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) with respect to its annual report on Form 10-K for the period ended June 30, 2016 (the “Annual Report”). Company does not anticipate to, without unreasonable effort or expense, file its Annual Report on October 13, 2016 filing extension date applicable to smaller reporting companies due to a delay experienced by the Company in completing its financial statements and other disclosures in the Annual Report, as well as audited consolidated financial statements for its subsidiaries for the fiscal year ended June 30, 2016. As a result, the Company is still in the process of working diligently with its new independent registered public accounting firm, KSP Group, Inc. (“KSP”) which was recently engaged on August 29, 2016, to compile required information and complete the Annual Report. The Company anticipates that it will file the Annual Report within the next 75 days.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the timing of filing the Company’s Annual Report on Form 10-K.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

The information contained in Item 8.01 of this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 11, 2016	HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

	By:	/s/ Jianhua Lv
	Name:	Jianhua Lv
	Its:	Chief Executive Officer